PRESS RELEASE

FOR ADDITIONAL INFORMATION:
Investor Relations
Heather Kos
+1 844-632-1060
IR@univarsolutions.com

Dwayne Roark
+1 331-777-6031
mediarelations@univarsolutions.com

Univar Solutions Provides Business Update

Reaffirms first quarter 2020 Adjusted EBITDA range
Maintains strong balance sheet and liquidity position

DOWNERS GROVE, IL, March 26, 2020 – Univar Solutions Inc. (NYSE: UNVR) (“Univar Solutions” or “the Company”), a global chemical and ingredient distributor and provider of value-added services, today provided an update on its business and the actions the Company is taking in response to the COVID-19 pandemic.

Since the initial outbreak in January 2020, the Company has activated a focused, global, cross-functional response team, which is closely monitoring the situation and implementing additional safety measures to help ensure the well-being of Univar Solutions’ employees, customers and suppliers.

The Company and its global response team have taken swift, thoughtful action at the local and regional levels to minimize disruptions and provide for the safe and reliable supply of Univar Solutions’ chemicals and ingredients, including:

•Implementing Safe Work Practices: In accordance with the guidance provided by both the World Health Organization (WHO) and the U.S. Centers for Disease Control and Prevention (CDC), Univar Solutions proactively implemented safe work practices, including social distancing and work from home guidelines, to reduce risk of exposure and maximize continued operations.

•Maintaining Distribution Center Operations: Currently, the Company’s global distribution centers, with few exceptions, are operational and supplying products that help preserve essential businesses and infrastructure. This includes providing products that help maintain clean drinking water, waste water treatment, home, industrial and health care facility sanitization, and that are used in the manufacturing of food and pharmaceuticals.

Additionally, the Company provided the following update regarding its previously provided guidance, current operations and overall financial position:

•First Quarter 2020 Guidance: For the quarter ending March 31, 2020, Adjusted EBITDA1, is expected to be within the Company’s forecast of $150 million to $160 million, previously communicated on February 25, 2020.

•Balance Sheet and Liquidity: The Company expects to end the first quarter with approximately $700 million of liquidity, inclusive of over $300 million in cash-on-hand and additional availability under its committed, asset-based credit facilities.

◦The Company has no significant debt maturities until 2024 and the Company is in full compliance with its debt covenants.

◦In anticipation of ongoing, challenging macro headwinds, the Company is carefully managing its working capital and realizing incremental cost reductions to maintain Univar Solutions’ financial health while continuing to serve supplier and customer needs.

•Fiscal Year 2020 Guidance: Due to the rapidly evolving environment and continued uncertainties from the impact of COVID-19, the Company is withdrawing its previously-issued full year guidance and plans to provide an updated outlook once it has greater clarity regarding the implications of COVID-19 on its business.

Taken together, Univar Solutions believes that it is well-positioned both operationally and financially and stands ready to adapt as circumstances develop.

“I’m extremely proud of how our employees worldwide are working to fulfill the critical role Univar Solutions plays in keeping the supply chain moving, particularly in vital end-markets such as food, pharmaceuticals and cleaning,” said David Jukes, president and chief executive officer. “Looking forward, we’ll remain agile to adapt to changing demand patterns as the impact of COVID-19 continues to develop.”

Use of Non-GAAP Measures
In this press release, the Company presents forward-looking guidance using the non-GAAP financial measure of Adjusted EBITDA. Management believes the presentation of Adjusted EBITDA helps investors’ ability to analyze underlying trends in the Company’s business, evaluate its performance relative to other companies in its industry and provide useful information to both management and investors by excluding certain items that may not be indicative of the Company’s core operating results. Additionally, the Company uses Adjusted EBITDA in setting performance incentive targets to align management compensation with operational performance. Adjusted EBITDA should not be considered a substitute for or superior to GAAP results and may vary from others in the industry.
The Company does not provide guidance on GAAP financial measures, as the Company is unable to predict with certainty items affecting GAAP financial measures such as the impact of gains and losses on foreign currency transactions, gains and losses on divestitures, refinancing costs, potential impairments, discrete tax items and other unusual or nonrecurring items that might materially impact GAAP financial measures.

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1Non-GAAP financial measure. See “Use of non-GAAP Financial Measures” for further discussion and related schedule attached hereto for reconciliation of Adjusted EBITDA to net (loss)/income, the most directly comparable GAAP financial measure.

About Univar Solutions
Univar Solutions (NYSE: UNVR) is a leading global chemical and ingredient distributor and provider of value-added services to customers across a wide range of industries. With the industry's largest private transportation fleet and North American sales force, a vast supplier network, deep market and regulatory knowledge, world-class formulation and recipe development, unparalleled logistics know-how, and industry-leading digital tools, Univar Solutions is a committed ally to customers and suppliers, helping them anticipate, navigate, and leverage meaningful growth opportunities. Learn more at www.univarsolutions.com.
Forward-Looking Statements
This press release includes certain statements relating to future events and our intentions, beliefs, expectations, and predictions for the future which are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the expectations and assumptions. A detailed discussion of these factors and uncertainties is contained in the Company's filings with the Securities and Exchange Commission. Potential factors that could affect such forward-looking statements include, among others: the ultimate geographic spread of the COVID-19 pandemic; the duration and severity of the COVID-19 pandemic; actions that may be taken by governmental authorities to address or otherwise mitigate the impact of the COVID-19 pandemic; the potential negative impacts of COVID-19 on the global economy and our customers and suppliers; the overall impact of the COVID-19 pandemic on our business, results of operations and financial condition; other fluctuations in general economic conditions, particularly in industrial production and the demands of our customers; significant changes in the business strategies of producers or in the operations of our customers; increased competitive pressures, including as a result of competitor consolidation; significant changes in the pricing, demand and availability of chemicals; our levels of indebtedness, the restrictions imposed by our debt instruments, and our ability to obtain additional financing when needed; the broad spectrum of laws and regulations that we are subject to, including extensive environmental, health and safety laws and regulations; an inability to integrate the business and systems of companies we acquire, including of Nexeo Solutions, Inc., or to realize the anticipated benefits of such acquisitions; potential business disruptions and security breaches, including cybersecurity incidents; an inability to generate sufficient working capital; increases in transportation and fuel costs and changes in our relationship with third party providers; accidents, safety failures, environmental damage, product quality and liability issues and recalls; major or systemic delivery failures involving our distribution network or the products we carry; operational risks for which we may not be adequately insured; ongoing litigation and other legal and regulatory risks; challenges associated with international operations; exposure to interest rate and currency fluctuations; potential impairment of goodwill; liabilities associated with acquisitions, ventures and strategic investments; negative developments affecting our pension plans and multi-employer pensions; labor disruptions associated with the unionized portion of our workforce; and the other factors described in the Company's filings with the Securities and Exchange Commission. We caution you that the forward-looking information presented in this press release is not a guarantee of future events or results, and that actual events or results may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek, “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as required by law.

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Univar Solutions Inc.
Reconciliation of Net (Loss) Income to Adjusted EBITDA Guidance
(Unaudited)

	Q1 2020
(in millions)	Low	High
Net (loss) income (1)	$(9.0)	$14.3
Depreciation (1)	45.0	40.0
Amortization (1)	17.5	12.5
Interest expense, net (1)	32.5	27.5
Other operating expenses, net (1)(2)	50.0	40.0
Other income, net (1)	(1.5)	—
Income tax expense (1)	15.5	25.7
Adjusted EBITDA	$150.0	$160.0

(1) Adjusted EBITDA also excludes the impact of gains and losses on foreign currency transactions, gains and losses on divestitures, refinancing costs, potential impairments, discrete tax items and other unusual or nonrecurring items that might materially impact GAAP net (loss) income. As such, the Company has included in the above reconciliation the impact of only those items about which the Company is aware and are reasonably likely to occur during the guidance period covered. As a result, the Company is unable to provide a further reconciliation of GAAP net (loss) income to Adjusted EBITDA as such reconciliation is not available without unreasonable efforts because the additional components that might affect GAAP net (loss) income are evaluated on an ongoing basis, can be highly variable and cannot reasonably be predicted. Accordingly, forecasted net (loss) income presented within the reconciliation is provided for informational purposes only and should not be viewed as guidance, as reported GAAP net (loss) income may differ materially from forecasted net (loss) income due to the impact of the items of the type identified above.

(2) Primarily includes stock compensation, integration, and restructuring-related expenses.

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